Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for First Quarter 2007

First quarter revenue increases 28% from prior year period

SAN JOSE, Calif. — April 19, 2007/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its first quarter ended March 31, 2007.

Net revenue in the first quarter of 2007 was $67.3 million, an increase of 28 percent from $52.7 million reported in the first quarter of 2006. Gross margin in the first quarter of 2007 was 54.6 percent, as compared to 55.2 percent in the first quarter of 2006.

Net income for the first quarter of 2007 was $2.8 million, or $0.05 per diluted share, based on 56.3 million weighted average shares outstanding. This compares with net loss of $11.0 million, or $0.22 per diluted share, based on 50.2 million weighted average shares outstanding in the first quarter of 2006. The increase in net income for the first quarter of 2007 as compared to the first quarter of 2006 is primarily attributable to a one-time charge related to acquired in-process research and development associated with the acquisition of TrueSpan during the first quarter of 2006, with no similar charge during the first quarter of 2007.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of acquisition-related intangible assets, employee stock compensation expense, acquired in-process research and development, and expenses related to acquisition-related contingent payments. Non-GAAP net income for the first quarter of 2007 was $12.0 million, or $0.21 per diluted share, as compared to non-GAAP net income of $8.7 million, or $0.17 per diluted share for the first quarter of 2006. Non-GAAP net income for the first quarter of 2007 excludes $1.1 million in amortization of acquisition-related intangibles, $7.3 million in employee stock compensation expense, and $0.8 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the first quarter of 2006 excludes $1.3 million in amortization of acquisition-related intangibles, $4.7 million in employee stock compensation expense, $0.4 million in expenses related to acquisition-related contingent payments and $13.3 million of charges recorded for acquired in-process research and development. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first quarter of 2007 were 56.3 million, compared to 50.2 million for the first quarter of 2006. Refer to the itemized reconciliation between net income on a GAAP basis and non-GAAP basis for the first quarter of 2007 and 2006 below.

Total cash, cash equivalents and short-term investments were $187.5 million at March 31, 2007, compared with $170.2 million at December 31, 2006. Long-term investments were $7.0 million at March 31, 2007, compared with $26.4 million at December 31, 2006.

“I am pleased with our Q1 results. We recorded strong financial performance in a seasonally weak quarter while strengthening our market leadership across our expanding customer base in a tough competitive environment,” said Dr. Michael Canning, President and CEO.

Q1’2007 Highlights and Business Outlook:

We believe that our position in the wireless market was significantly strengthened through launches of new products and alliances. SiRF and our customers made a number of announcements at the 3GSM World Congress and CTIA to drive the momentum for location technology to mainstream wireless users worldwide. These included:

•

RIM launched BlackBerry 8800 with integrated GPS, based on the SiRFstarIII architecture. Many leading operators worldwide have already launched this platform, including AT&T in the U.S., Orange Vodafone, O2 and T-Mobile in multiple European countries, and Rogers Wireless in Canada;

•	A number of our customers including Mitac, Asus, ETEN, Amoi, Simcomm and Hisys launched new phones with integrated GPS based on the SiRFstarIII architecture;

•

We announced an agreement with Motorola to collaborate on facilitating the development of Location-Enabled Services through Unified Common APIs and Standards. As a result of this collaboration, location-based applications developed using SiRF’s SiRFstudio platform will work on devices incorporating Motorola’s new Location Services Framework and vice versa;

•

We launched our first 90 nm RFCMOS single die SiRFstarIII product, the GSD3t. A Multimode Aided-GPS Satellite Signal Processor, in an extremely small-footprint, GSD3t brings industry leading SiRFstarIII GPS performance to price-conscious and space-constrained mobile devices, such as cell phones. Available in an extremely small package, the GSD3t combines radio frequency, as well as analog and signal processing functionalities in a single 90 nm RFCMOS die;

•

We announced our first implementation of wireless hybrid location technology in our Multimode Location Platform through our alliance with Skyhook Wireless. Our platform can now deliver GPS-WiFi hybrid positioning to accelerate deployment of some location-based services;

•

An alliance with Openwave Systems Inc., a leading provider of software products and services for the communications industry, to integrate Openwave’s Location Manager with SiRF’s SiRFLoc Multimode location server, which Openwave has licensed and will resell globally;

•

A collaboration with NXP Semiconductors, the newly independent semiconductor company founded by Philips, to speed the development of cost-effective, location-aware 3G wireless handsets. The collaboration will provide global handset manufacturers with leading Assisted-GPS-compliant, integrated reference designs based upon NXP’s Nexperia cellular system solution for 3G with SiRFstarIII assisted-GPS (A-GPS) and SiRFLoc® technologies; and

•

Achieved a key milestone towards interoperability under Secure User Plane for Location (SUPL) protocol, through the successful completion of A-GPS interoperability testing in London on a commercial GPRS/WCDMA network with NEC. The comprehensive testing covered the SUPL protocol, as well as network connectivity, and used mobile phones incorporating SiRF’s SUPL version 1.0 compliant SiRFstarIII A-GPS chipset and NEC’s SUPL compliant location-information system.

The portable navigation device (PND) market continues to show momentum with existing suppliers broadening their product lines and many new players entering the market. We continue to build on our market leadership position and have expanded our customer base by winning most of these new designs at existing customers, as well as at new entrants. At the CES and CeBit shows, many of our customers launched new products including:

•	Mitac launched a range of new PNDs based on the SiRFstarIII architecture;

•	Garmin launched a range of new PNDs based on the SiRFstarIII architecture;

•	Magellan launched their new Maestro series of products based on the SiRFstarIII architecture;

•	LG launched a range of PNDs based on the SiRFstarIII architecture;

•	Pioneer launched a successor to Pioneer’s AVIC-S1 based on the SiRFstarIII architecture;

•	ViaMichelin, part of the French Michelin group, released two new PNDs, based on the SiRFstarIII architecture, at CeBit;

•

Navigon, a leading provider of navigation software, launched two models of its own consumer brand navigation products at CeBit based on the SiRFstarIII architecture. These products will be sold in both Europe and US markets;

•	Falk Marco Polo Interactive, a part of MAIRDUMONT, one of the European market leaders for travel media and leisure media, launched three new PND series at CeBIT;

•	The Pocket LOOX N100, an extremely small and thin SiRFstarIII based PND, co-developed by Fujitsu Siemens Computers and Navigon was launched in the US market at CES;

•	Uniden America, a leading manufacturer of wireless consumer electronics, entered the PND market with the launch of two models based on SiRFstarIII architecture; and

•	Many of our other customers, including Globalsat, Lite-On, Fortuna, Supa and Leadtek have also launched new PND platforms based on the SiRFstarIII architecture.

We are also starting to see acceleration of our SiRFstarIII design win activities in the consumer and mobile compute segments. During this quarter many customers launched a range of innovative products within this segment:

•	ASUSTeK Computers selected SiRFstarIII to drive the industry’s first Ultra-Mobile PC with integrated GPS in their newly released ASUS R2H Ultra-Mobile PC;

•	Bushnell, a leader in outdoor technology, launched a series of recreational handheld products based on the SiRF architectures;

•	POLAR, a pioneer in the development of wireless heart rate monitors and personal fitness solutions, added SiRFstarIII based GPS to their RS800 TRAINING SYSTEM;

•	Gloabalsat launched a new wearable device based on the SiRFstarIII architecture; and

•	Garmin launched a dog tracker system, Astro, based on the SiRFstarIII architecture.

Quarterly conference call details:

SiRF will host a conference call on Thursday, April 19, 2007, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its first quarter 2007 financial results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http://www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 896-8445 (domestic) or (785) 830-1916 (international) approximately 10 minutes prior to the start time. The conference id is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 695-0395.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities, such as Bluetooth, in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development, and expenses related to acquisition-related contingent payments, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•

Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of entities that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Stock compensation expense: Our operating expenses include stock compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense on our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•

Acquired in-process research and development: SiRF incurred one-time charges in connection with the acquisition of TrueSpan during the first quarter of 2006 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net income. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•	Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the wireless market growth, our position in the wireless market, the compatibility of our SiRFstudio platform and Mortotola’s new Location Services Framework, the market for products based on our SiRFstarIII architecture, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2007 (Unaudited) (2)	December 31, 2006 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$128,204	$133,817
Marketable securities	59,284	36,391
Accounts receivable, net	26,537	18,375
Inventories	19,078	16,472
Current deferred tax assets	10,878	11,743
Prepaid expenses and other current assets	5,953	6,912

Total current assets	249,934	223,710
Long-term investments	6,963	26,412
Property and equipment, net	9,424	8,469
Goodwill	55,967	55,967
Identified intangible assets, net	18,575	19,680
Long-term deferred tax assets	36,735	31,620
Other long-term assets	880	805

Total assets	$378,478	$366,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	9,892	15,883
Accrued payroll and related benefits	9,429	10,508
Other accrued liabilities	6,080	4,127
Deferred margin on shipments to distributors	1,881	1,256
Deferred revenue	497	574
Advance contract billings	284	478
Rebates payable	2,749	5,334
Current portion of long-term obligations	132	189

Total current liabilities	30,944	38,349
Long-term deferred and other tax liabilities	1,709	462
Long-term obligations	1,424	509

Total liabilities	34,077	39,320

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	370,692	355,690
Accumulated other comprehensive loss	(113)	(142)
Accumulated deficit	(26,183)	(28,210)

Total stockholders’ equity	344,401	327,343

Total liabilities and stockholders’ equity	$378,478	$366,663

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2006 as presented in its December 31, 2006 Form 10-K.

(2)

On January 1, 2007, the Company adopted EITF No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43 and FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. The impact of changes in accrued payroll and related benefits, long term deferred and other tax liabilities, and long-term obligations resulting from adoption of these new accounting pronouncements were recorded as cumulative effect adjustments to the opening balance of accumulated deficit in the March 31, 2007 condensed consolidated balance sheet. Additional information on the adoption of these new accounting pronouncements will be disclosed in the Company’s March 31, 2007 Form 10-Q.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2007	2006
Revenue:
Product revenue	$65,798	$50,163
License royalty revenue	1,466	2,517

Net revenue	67,264	52,680
Cost of revenue:
Cost of product revenue (includes stock compensation expense of $226 and $65 for the three months ended March 31, 2007 and 2006, respectively)	30,520	23,625

Gross profit	36,744	29,055
Operating expenses:
Research and development (includes stock compensation expense of $4,363 and $3,310 for the three months ended March 31, 2007 and 2006, respectively)	21,167	17,025
Sales and marketing (includes stock compensation expense of $1,004 and $658 for the three months ended March 31, 2007 and 2006, respectively)	6,127	4,449
General and administrative (includes stock compensation expense of $1,735 and $684 for the three months ended March 31, 2007 and 2006, respectively)	6,485	3,767
Amortization of acquisition-related intangibles	1,083	1,323
In-process research and development	—	13,251

Total operating expenses	34,862	39,815

Operating income (loss)	1,882	(10,760)
Other income, net	1,970	1,302

Net income (loss) before provision for (benefit from) income taxes	3,852	(9,458)
Provision for (benefit from) income taxes	1,048	1,507

Net income (loss)	$2,804	$(10,965)

Net income (loss) applicable to common stockholders per share:
Basic	$0.05	$(0.22)

Diluted	$0.05	$(0.22)

Weighted average number of shares used in per share calculations:
Basic	52,171	50,179

Diluted	56,346	50,179

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended March
	2007			2006
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$65,798		$65,798	$50,163		$50,163
License royalty revenue	1,466		1,466	2,517		2,517

Net revenue	67,264		67,264	52,680		52,680
Cost of revenue:
Cost of product revenue (a)	30,520	(226)	30,294	23,625	(65)	23,560

Gross profit	36,744		36,970	29,055		29,120
Operating expenses:
Research and development (b)	21,167	(5,113)	16,054	17,025	(3,693)	13,332
Sales and marketing (b)	6,127	(1,004)	5,123	4,449	(658)	3,791
General and administrative (b)	6,485	(1,735)	4,750	3,767	(684)	3,083
Amortization of acquisition-related intangibles	1,083	(1,083)	—	1,323	(1,323)	—
In-process research and development	—		—	13,251	(13,251)	—

Total operating expenses	34,862		25,927	39,815		20,206

Operating income (loss)	1,882		11,043	(10,760)		8,914
Other income, net	1,970		1,970	1,302		1,302

Net income (loss) before provision for (benefit from) income taxes	3,852		13,013	(9,458)		10,216
Provision for (benefit from) income taxes	1,048		1,048	1,507		1,507

Net income (loss)	$2,804		$11,965	$(10,965)		$8,709

Net income (loss) applicable to common stockholders per share:
Basic	$0.05		$0.23	$(0.22)		$0.17

Diluted	$0.05		$0.21	$(0.22)		$0.17

Weighted average number of shares used in per share calculations:
Basic	52,171		52,171	50,179		50,179

Diluted	56,346		56,346	50,179		50,179

(a) Cost of product revenue includes:
Stock compensation expense	$226	(226)	$—	$65	(65)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	4,363	(4,363)	—	3,310	(3,310)	—
Sales and marketing	1,004	(1,004)	—	658	(658)	—
General and administrative	1,735	(1,735)	—	684	(684)	—

	$7,102		$—	$4,652		$—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended March 31,
	2007	2006
GAAP net income (loss)	$2,804	$(10,965)
Amortization of acquisition-related intangibles	1,083	1,323
Stock compensation expense	7,328	4,717
Acquisition-related contingent payments	750	383
In-process research and development	—	13,251

Non-GAAP net income	$11,965	$8,709

Weighted average number of shares used in non-GAAP diluted per share calculations	56,346	50,179

Non-GAAP diluted net income per share	$0.21	$0.17